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                                                                      Exhibit 15


ACKNOWLEDGMENT OF INDEPENDENT AUDITORS

Board of Directors
JLG Industries, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of JLG Industries Inc. for the registration of up to $125,000,000 of its securities and to the incorporation by reference therein of our report dated November 12, 2003 relating to the unaudited condensed consolidated interim financial statements of JLG Industries, Inc. that are included in its Form 10-Q for the quarter ended October 31, 2003.


                                                /s/ Ernst & Young


Baltimore Maryland
December 19, 2003